EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS'


We hereby consent to the publication of our report dated May 12, 2002 on the financial statements in the Quarterly Report on form 10-QSB of Can-Cal Resources, Ltd. for the three months ended March 31, 2002 and 2001.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.

Las Vegas, NV
May 14, 2002

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